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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

   We hereby consent to the use in this Post-Effective Amendment No. 7 to the February 22, 2000 registration statement (The "Registration Statement") of T REIT, Inc. on Form S-11 of our report dated March 15, 2002 relating to the December 31, 2001 and 2000 consolidated financial statements of T REIT, Inc.
and subsidiary, our report dated April 30, 2002 relating to the December 31, 1999 balance sheet of T REIT, Inc., our report dated October 6, 2000 relating to the historical statement of revenues and direct operating expenses (The "Historical Statement") for the year ended December 31, 1999 of the Christie Street Property, our report dated February 9, 2001 relating to the Historical Statement for the year ended December 31, 1999 of the Northstar Crossing Property, our report dated February 9, 2001 relating to the Historical
Statement for the year ended December 31, 1999 of the Thousand Oaks Property, our report dated April 6, 2001 relating to the Historical Statement for the year ended December 31, 2000 of the Pahrump Valley Junction Shopping Center and our report dated October 30, 2001 relating to the Historical Statement for the year ended December 31, 2000 of the Trademark Building all appearing in the Prospectus, which is part of this Amendment No. 7 to the Registration Statement.

   We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                     /s/  SQUAR, MILNER, REEHL & WILLIAMSON, LLP
                                     -------------------------------------------
                                         SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California
April 30, 2002